EXHIBIT 4(b)

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE, effective as of June 29, 2001, among AIRBORNE EXPRESS, INC., (formerly Airborne Freight Corporation), a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 3101 Western Avenue, Seattle, Washington 98111, ABX AIR, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "ABX"), having its principal office at 145 Hunter Drive, Wilmington, Ohio 45177, SKY COURIER, INC. (formerly Airborne Forwarding Corporation), a corporation duly organized under the laws of the State of Delaware (herein called "Sky Courier"), having its principal office at 1851 Alexander Bell Drive, Reston, Virginia 22091, WILMINGTON AIR PARK, INC., a corporation duly organized and existing under the laws of the State of Ohio (herein called "Wilmington Air Park"), having its principal office at 145 Hunter Drive, Wilmington, Ohio 45177, AIRBORNE FTZ, INC., a corporation duly organized under the laws of the State of Ohio (herein called "Airborne FTZ"), having its principal office at 145 Hunter Drive, Wilmington, Ohio 45177, (ABX, Sky Courier, Wilmington Air Park and Airborne FTZ, being herein collectively referred to as the "Guarantors" and each being individually referred to as a "Guarantor") and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the "Trustee"), supplementing that certain Indenture, dated as of December 15, 1992 (the "Indenture"), among the Company, ABX, Sky Courier and the Trustee.

RECITALS OF THE COMPANY AND THE GUARANTORS

The Company, ABX and Sky Courier have heretofore executed and delivered to the Trustee the Indenture providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided.

Pursuant to a First Supplemental Indenture dated September 15, 1995 and a Second Supplemental Indenture dated February 12, 1997, Wilmington Air Park and Airborne FTZ each agreed to become a Guarantor under the Indenture and to be bound by all terms and provisions therein made applicable thereby to Wilmington Air Park and Airborne FTZ pursuant to said supplemental indentures.

Section 901 of the Indenture provides, among other things, that, without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company, the Guarantors, when authorized by respective Board Resolutions of the Guarantors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to secure the Securities pursuant to the requirements of Section 1008 or otherwise.

Section 1008 of the Indenture provides, among other things, that the Company shall not, and shall not permit any Restricted Subsidiary of the Company to, Incur any Lien, subject to certain exceptions, upon any of its Principal Property, now owned or hereafter acquired, to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the Securities equally and ratably with such Debt as to such Principal Property for so long as such Debt shall be so secured.

In connection with an Amended and Restated Credit Agreement dated June 29, 2001, herein called the "Credit Agreement" between the Company and ABX Air, Inc., as Borrowers, Airborne, Inc. as Parent, Wachovia Bank, N.A., as Administrative Agent and Collateral Agent and as a Lender and the other Lenders named therein, the Company and the Guarantors have executed and delivered certain Collateral Documents (as defined in the Credit Agreement) whereby the Company and the Guarantors have agreed to the placing of Liens on certain of their Principal Property to secure Debt.

The Company and the Guarantors, pursuant to the foregoing authority, propose in and by this Third Supplemental Indenture to supplement the Indenture in certain respects with respect to the outstanding Securities.

All things necessary to make this Third Supplemental Indenture a valid and legally binding agreement of the Company and the Guarantors, and a valid and legally binding supplement to the Indenture, in accordance with its terms, have been done.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

In consideration of the above matters and of the covenants contained herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE One
Definitions And Other Provisions Of General Application

Section 101 Definitions.

(a)     For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)     the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)     capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(3)     unless the context otherwise requires, any reference to an "Article" or a "Section" refers to any Article or a Section, as the case may be, of this Third Supplemental Indenture; and

(4)     the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE Two

Action Taken In Compliance With Section 1008

Section 201. Collateral Documents Entered Into for the Benefit of The Holders of the Securities.

In connection with the Incurrence of Liens on certain of their respective Principal Property to secure Debt outstanding at any time pursuant to the Credit Agreement and in order to comply with Section 1008 of the Indenture, the Company and/or one or more of the Guarantors have executed the following documents, copies of which are attached hereto as Exhibits A-1 to A-6 and incorporated herein by reference, for the equal and ratable benefit of the Lenders (as defined in the Credit Agreement) and the Holders of the Securities outstanding pursuant to the Indenture:

(A-1) Aircraft Chattel Mortgage, Security Agreement, and Assignment of Rents dated June 29, 2001;

(A-2) Open End Mortgage, Assignment of Leases and Rents and Fixture Filing;

(A-3) Assignment of Leases and Rents dated June 29, 2001;

(A-4) Security Agreement dated June 29, 2001;

(A-5) Stock Pledge Agreement dated June 29, 2001; and

(A-6) Trademark Security Agreement dated June 29, 2001.

ARTICLE Three
Miscellaneous

Section 301. Miscellaneous.

(a)     The Trustee accepts the Trusts created by the Indenture as supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

(b)     The recitals contained herein shall be taken as statements of the Company or the Guarantors, as applicable, and the Trustee assumes no responsibility for their correctness.

(c)     Each of the Company, the Guarantors and the Trustee acknowledges that all of its respective covenants and agreements set forth in the Indenture are in no way amended or modified except as provided in this Third Supplemental Indenture.

(d)     All covenants and agreements in this Third Supplemental Indenture by the Company, the Guarantors or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

(e)     Except as otherwise provided herein, the Indenture shall remain in full force and effect in accordance with its terms.

(f)     This Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented hereby, shall be read, taken and construed as one and the same instrument.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, effective on the day and year first above written.

[SEAL] AIRBORNE EXPRESS, INC.

By: /s/ Lanny H. Michael
Name: Lanny H. Michael
Title: Senior Vice President

Attest:

By: /s/ David C. Anderson
Name: David C. Anderson
Title: Secretary

[SEAL] ABX AIR, INC.

By: /s/ Joe Hete
Name: Joe Hete
Title: President

Attest:

By: /s/ Joe Payne
Name: Joe Payne
Title: Secretary

[SEAL] SKY COURIER, INC.

By: /s/ Lanny H. Michael
Name: Lanny H. Michael
Title: Treasurer

Attest:

By: /s/ David C. Anderson
Name: David C. Anderson
Title: Secretary

[SEAL] WILMINGTON AIR PARK, INC.

By: /s/ Joe Hete
Name: Joe Hete
Title: President

Attest:

By: /s/ Steven E. DeForest
Name: Steven E. DeForest
Title: Secretary

[SEAL] AIRBORNE FTZ, INC.

By: /s/ Joe Hete
Name: Joe Hete
Title: President

Attest:

By: /s/ Steven E. DeForest
Name: Stephen E. DeForest
Title: Secretary

THE BANK OF NEW YORK, as Trustee

By: /s/ Michael Pitfick
Name: Michael Pitfick
Title: Assistant Treasurer

State of Washington )
) ss:
King County )

On the 9th day of July, 2001, before me personally came Lanny H. Michael, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President of Airborne Express, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Janell Cote
(Signature of Notary)
Janell Cote
(Type/Print Name)
Notary Public in and for the State of Washington, residing at Everett
My Commission expires 7-31-03

State of Ohio )
) ss:
Clinton County )

Before me, a notary public, in and for said county, personally appeared Joe Hete, known to me to be the person who, as President, of ABX Air, Inc., the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as such officer; that the same is his free act and deed as such officer, and the free and corporate act and deed of said corporation; that he was duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation. In testimony whereof, I have hereunto subscribed my name, and affixed by official seal (if officer has seal), at Wilmington, this 10th day of July, 2001.

/s/ Patricia A. Wallace
(Signature of Notary)
Patricia A. Wallace
(Type/Print Name)
Notary Public in and for the State of Ohio, residing at Wilmington
My Commission expires 9-7-03

State of Washington )
) ss:
King County )

On the 9th day of July, 2001, before me personally came Lanny H. Michael, to me known, who, being by me duly sworn, did depose and say that he is Treasurer of Sky Courier, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Janell Cote
(Signature of Notary)
Janell Cote
(Type/Print Name)
Notary Public in and for the State of Washington, residing at Everett
My Commission expires 7-31-03

State of Ohio )
) ss:
Clinton County )

Before me, a notary public, in and for said county, personally appeared Joe Hete, known to me to be the person who, as President, of Wilmington Air Park, Inc., the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as such officer; that the same is his free act and deed as such officer, and the free and corporate act and deed of said corporation; that he was duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation. In testimony whereof, I have hereunto subscribed my name, and affixed by official seal (if officer has seal), at Wilmington, this 10th day of July, 2001.

/s/ Patricia A. Wallace
(Signature of Notary)
Patricia A. Wallace
(Type/Print Name)
Notary Public in and for the State of Ohio, residing at Wilmington
My Commission expires 9-7-03

State of Ohio )
) ss:
Clinton County )

Before me, a notary public, in and for said county, personally appeared Joe Hete, known to me to be the person who, as President, of Airborne FTZ, Inc., the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as such officer, that the same is his free act and deed as such officer, and the free and corporate act and deed of said corporation; that he was duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation. In testimony whereof, I have hereunto subscribed my name, and affixed by official seal (if officer has seal), at Wilmington, this 10th day of July, 2001.

/s/ Patricia A. Wallace
(Signature of Notary)
Patricia A. Wallace
(Type/Print Name)
Notary Public in and for the State of Ohio, residing at Wilmington
My Commission expires 9-7-03